ALLMERICA  INVESTMENT  TRUST

SHAREHOLDER  VOTING  RESULTS:  (UNAUDITED)

A special meeting of the Trust's shareholders was held on March 27, 2003 in which they approved five proposals. The voting results were as follows:

Proposal 1
To approve the Agreement and Plan of Reorganization providing for the sale of all of the  assets  of the  Select  Strategic  Growth  Fund to,  and the assumption of all of the liabilities of the Select Strategic Growth Fund by, the
Select  Growth Fund in exchange for shares of the Select  Growth  Fund,  and the distribution of such shares to the  shareholders of the Select  Strategic Growth
Fund, in complete liquidation of the Select Strategic Growth Fund.
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                                                               Shares         Shares         Shares
                                                                For          Against       Abstaining       Total
Select Strategic Growth Fund:        Number of Votes Cast:     67,339,974      1,313,765      4,172,201     72,825,940
                                     Percentage of Votes Cast:     92.47%          1.80%          5.73%        100.00%


Proposal 2
To approve the Agreement and Plan of Reorganization providing for the sale of all of the assets of the Select Emerging Markets Fund to, and the assumption of all of the liabilities of the Select Emerging Markets Fund by, the Select International Equity Fund in exchange for shares of the Select
International Equity Fund, and the distribution of such shares to the shareholders of the Select Emerging Markets Fund, in complete liquidation of the Select Emerging Markets Fund.

                                                               Shares         Shares         Shares
                                                                For          Against       Abstaining       Total
Select Emerging Markets Fund:        Number of Votes Cast:     73,191,917      3,286,060      4,837,143     81,315,120
                                     Percentage of Votes Cast:     90.01%          4.04%          5.95%        100.00%


Proposal 3
To approve the Agreement and Plan of Reorganization providing for the sale of all of the assets of the Select Growth and Income Fund to, and the assumption of all of the liabilities of the Select Growth and Income Fund by, the Equity Index Fund in exchange for shares of the Equity Index Fund, and the distribution of such shares to the shareholders of the Select Growth and Income Fund, in complete liquidation of the Select Growth and Income Fund.

                                                               Shares         Shares         Shares
                                                                For          Against       Abstaining       Total
Select Growth and Income Fund:       Number of Votes Cast:    318,020,168     11,016,836     24,036,001    353,073,005
                                     Percentage of Votes Cast:     90.07%          3.12%          6.81%        100.00%


Proposal 4
To approve the Agreement and Plan of Reorganization providing for the sale of all of the assets of the Select Aggressive Growth Fund to, and the assumption of all of the liabilities of the Select Aggressive Growth Fund by, the Select Growth Fund in exchange for shares of the Select Growth Fund, and the distribution of such shares to the shareholders of the Select Aggressive Growth Fund, in complete liquidation of the Select Aggressive Growth Fund.

                                                               Shares         Shares         Shares
                                                                For          Against       Abstaining       Total
Select Aggressive Growth Fund:       Number of Votes Cast:    286,858,081     11,381,224     19,961,572    318,200,877
                                     Percentage of Votes Cast:     90.15%          3.58%          6.27%        100.00%


Proposal 5
To approve the Agreement and Plan of Reorganization providing for the sale of all of the assets of the Select Strategic Income Fund to, and the assumption of all of the liabilities of the Select Strategic Income Fund by, the Select
Investment Grade Income Fund in exchange for shares of the Select Investment Grade Income Fund, and the distribution of such shares to the shareholders of the Select Strategic Income Fund, in complete liquidation of the Select Strategic Income Fund.

                                                               Shares         Shares         Shares
                                                                For          Against       Abstaining       Total
Select Strategic Income Fund:        Number of Votes Cast:    121,765,245      2,239,410      9,436,545    133,441,200
                                     Percentage of Votes Cast:     91.25%          1.68%          7.07%        100.00%
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